UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2016

HILL INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-33961	20-0953973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square, 2005 Market Street, 17th Floor Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 309-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2016, Hill International, Inc. (the “Company”) announced certain changes to its Board of Directors (the “Board”), as detailed below.

Irvin E. Richter, who founded the Company in 1976, has resigned from his role of Chairman of the Board.  He will continue to serve as a member of the Board and has also been given the title Chairman Emeritus.

The Company’s Chief Executive Officer David L. Richter has been elected the Company’s new Chairman of the Board and will no longer serve as President.  Chief Operating Officer Raouf S. Ghali has also been given the title of President.

Chief Financial Officer John Fanelli III and General Counsel William H. Dengler, Jr. have each been promoted from Senior Vice President to Executive Vice President.

In addition, a majority of the Board voted to expand the size of the Board from nine to eleven members, and elected Mr. Ghali and Adam L. Eiseman to fill the two new Board seats.  The initial term of Mr. Ghali’s appointment will be from August 11, 2016 until the annual meeting of stockholders in 2018 and Mr. Eiseman’s appointment will be from August 11, 2016 until the annual meeting of stockholders in 2017. Mr. Ghali will not serve on any committees. Mr. Eiseman will serve as a member of the Audit and Compensation Committees.

Information regarding Mr. Ghali’s experience and background may be found in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2016.

Mr. Eiseman has been Chairman, President and Chief Executive Officer of Lloyd Group, Inc. since he founded the company in 1995.  Lloyd Group, an information technology managed-services firm with a focus on the small-to-medium-sized business market, has been recognized seven times by Inc. magazine as one of the fastest-growing private companies in the United States.  Mr. Eiseman has served on corporate advisory boards for such companies as Cisco Systems, Ingram Micro, Cloupia and OpenDNS.  He is a member of the Young Presidents’ Organization (YPO) and holds or has held numerous leadership positions within the organization, including as Chairman of the YPO Gold Philadelphia Chapter, Chairman of the YPO New York City Chapter, Chairman of the YPO Harvard Business School Presidents Program and Chairman of YPO’s Internet and Technology Network, among others.  Mr. Eiseman earned his B.S. in accounting from Adelphi University.

Also, each of Camille S. Andrews, Alan S. Fellheimer and Steven M. Kramer resigned from the Compensation Committee.  The Compensation Committee is now comprised of Steven R. Curts (Chair), Craig L. Martin and Mr. Eiseman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ William Dengler, Jr.
	Name:	William Dengler, Jr.
Dated: August 16, 2016	Title:	Executive Vice President, General Counsel and Secretary